UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2010

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO		63044
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed September 17, 2010 by K-V Pharmaceutical Company (the “Registrant”), on September 13, 2010, the Registrant entered into a loan agreement with U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. for a $20 million loan secured by assets of the Registrant. The loan agreement included a period of exclusivity through September 28, 2010 to negotiate an expanded, longer-term financial arrangement among the Registrant and U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C.

On September 28, 2010, at the request of U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C., the Registrant agreed to extend the exclusivity period through October 4, 2010.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2010

K-V PHARMACEUTICAL COMPANY

By:	/S/ GREGORY J. DIVIS, JR.
Gregory J. Divis, Jr.
Interim President and Interim Chief Executive Officer